NEWS RELEASE

Contacts: Kodiak Gas Services, Inc. Graham Sones, VP – Investor Relations ir@kodiakgas.com Dennard Lascar Investor Relations Ken Dennard / Rick Black KGS@DennardLascar.com

Kodiak Gas Services Announces Third Quarter 2023 Results Including Record Quarterly Revenues and Adjusted EBITDA; Updates Full Year 2023 Guidance

MONTGOMERY, Texas — November 8, 2023 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”), a leading provider of critical energy infrastructure and contract compression services, today reported financial and operating results for the quarter ended September 30, 2023 and also updated full-year 2023 guidance.
Third Quarter 2023 Highlights
•Total revenues were $231.0 million compared to $182.6 million in the third quarter of 2022
•Core Compression Operations segment revenues grew 14% over last year’s third quarter and 3% sequentially
•Net income was $21.8 million compared to net income of $45.9 million in the third quarter of 2022
•Adjusted EBITDA(1) was $110.1 million compared to $101.5 million in the third quarter of 2022
•Horsepower utilization ended the third quarter of 2023 at 99.9%
•Updated full-year 2023 Adjusted EBITDA guidance to $430 to $440 million
•Initiated quarterly dividend of $0.38 per share, to be paid on November 10, 2023

Mickey McKee, Kodiak’s founder and Chief Executive Officer, stated, “Our third quarter financial results were highlighted by record quarterly revenues and adjusted EBITDA, margin expansion in our Compression Operations segment and strong revenue growth in each of our segments. We initiated a quarterly dividend of $0.38 per share, above the midpoint of our prior guidance, with the first payment to be made on November 10th. Returning capital to our shareholders is an important component of our capital allocation strategy and we believe Kodiak’s stock offers investors a very compelling yield.
“We exited the third quarter with 99.9% utilization and our planned 2023 horsepower additions are fully contracted, giving us great confidence in our revised full-year outlook. With lead times on new equipment orders remaining at a year or more, we are nearly fully contracted on our 2024 deliveries and already in discussions with our customers on their 2025 needs. The rates on new unit deployments continue to provide an attractive return on capital.”
McKee added, “Large horsepower compression remains in high demand from our customers, and we see significant tailwinds for natural gas infrastructure growth, particularly in the Permian Basin, where over 70% of our horsepower is deployed. We’re focused on growing our fleet in the best basins with the best customers while delivering the highest level of service in the industry.”

(1) Adjusted EBITDA is a Non-GAAP Financial Measure. A definition and reconciliation to the most comparable GAAP financial measure is included herein.

Segment Information
Compression Operations segment revenues were $186.7 million in the third quarter of 2023, a 14.1% increase compared to $163.7 million in the third quarter of 2022. Compression Operations segment gross margin was $75.1 million in the third quarter of 2023, an 18% increase compared to $63.7 million in the third quarter of 2022. Compression Operations segment Adjusted Gross Margin was $121.2 million in the third quarter of 2023, a 12.4% increase compared to $107.8 million in the third quarter of 2022.
Other Services segment revenues were $44.3 million in the third quarter of 2023 compared to $19.0 million in the third quarter of 2022. This segment’s revenues were higher than expected due to an accelerated construction schedule on our largest project. Other Services segment gross margin and Adjusted Gross Margin were each $5.5 million in the third quarter of 2023, up from $4.9 million in the third quarter of 2022.
Long-Term Debt and Liquidity
Total debt outstanding was $1.8 billion as of September 30, 2023, comprised entirely of borrowings on the ABL Facility and resulting in a leverage ratio of 4.07x. The leverage ratio decreased from June 30, 2023 as a result of the reduction in debt in connection with the consummation of our IPO, combined with growth in Adjusted EBITDA in the quarter ended September 30, 2023. At September 30, 2023, the Company had $396.2 million available on its ABL Facility.

Summary Financial Data
(in thousands, except percentages)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Total revenues	$230,983	$203,306	$182,645
Net income	$21,766	$17,517	$45,900
Adjusted EBITDA (1)	$110,067	$107,885	$101,527
Adjusted EBITDA percentage (1)	47.7%	53.1%	55.6%

Compression Operations revenue	$186,673	$181,619	$163,662
Compression Operations Adjusted Gross Margin (1)	$121,203	$116,602	$107,790
Compression Operations Adjusted Gross Margin Percentage (1)	64.9%	64.2%	65.9%

Other Services revenue	$44,310	$21,687	$18,983
Other Services Adjusted Gross Margin (1)	$5,490	$3,588	$4,946
Other Services Adjusted Gross Margin Percentage (1)	12.4%	16.5%	26.1%

Maintenance capital expenditures	$12,312	$10,940	$10,340
Growth capital expenditures	$55,671	$32,529	$36,572

Discretionary Cash Flow (1)	$63,044	$64,873	$41,073
Free Cash Flow (1)	$7,373	$33,367	$12,511

(1)Adjusted EBITDA, Adjusted EBITDA Percentage, Adjusted Gross Margin, Adjusted Gross Margin Percentage, Discretionary Cash Flow and Free Cash Flow are non-GAAP financial measures. For definitions and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.

Summary Operating Data
(as of the dates indicated)

	September 30, 2023	June 30, 2023	September 30, 2022
Fleet horsepower (1)	3,213,096	3,180,906	3,106,316
Revenue-generating horsepower (2)	3,210,076	3,177,286	3,098,545
Fleet compression units (1)	3,051	3,038	3,011
Revenue-generating compression units (2)	3,034	3,023	3,004
Revenue-generating horsepower per revenue-generating compression unit (3)	1,058	1,051	1,031
Horsepower utilization (4)	99.9%	99.9%	99.7%

(1)Fleet horsepower and fleet compression units include revenue-generating horsepower and idle horsepower, which are compression units that do not have a signed contract or are not subject to a firm commitment from our customer and are not yet generating revenue. Fleet horsepower excludes 31,520, 32,340 and 60,025 of non-marketable or obsolete horsepower as of September 30, 2023, June 30, 2023, and September 30, 2022, respectively.
(2)Revenue-generating horsepower and revenue-generating compression units include compression units that are operating under contract and generating revenue and compression units which are available to be deployed and for which we have a signed contract or are subject to a firm commitment from our customer.
(3)Calculated as (i) revenue-generating horsepower divided by (ii) revenue-generating compression units at period end.
(4)Horsepower utilization is calculated as (i) revenue-generating horsepower divided by (ii) fleet horsepower.

Full-Year 2023 Guidance

Kodiak is providing revised guidance for the full year 2023. All amounts below are in thousands except per share amounts and percentages.

	Full-Year 2023 Guidance
	Low	High
Adjusted EBITDA (1)	$430,000	$440,000
Discretionary Cash Flow (1)(2)	$235,000	$245,000
Dividends per share (3)	$0.38	$0.38

Segment Information
Compression Operations revenues	$730,000	$740,000
Compression Operations Adjusted Gross Margin Percentage	64.0%	65.0%
Other Services revenues	$95,000	$115,000
Other Services Adjusted Gross Margin Percentage	15.0%	17.0%

Selling, General & Administrative, Adjusted (4)	$52,000	$56,000

Capital Expenditures
Growth capital expenditures (5)	$165,000	$175,000
Maintenance capital expenditures	$34,000	$38,000

(1)The Company is unable to reconcile projected Adjusted EBITDA to projected net income (loss) and Discretionary Cash Flow to projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP, respectively, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Discretionary Cash Flow includes a non-recurring $25.8 million realized gain on derivatives and assumes no change to Secured Overnight Financing Rate futures.
(3)$1.52 per share annualized. The Company expects to pay one dividend in 2023.
(4)Selling, General and Administrative, Adjusted excludes transaction expenses, equity compensation expense and $2.0 million of bad debt expense related to the collectability of outstanding receivables.
(5)Growth capital expenditures include approximately $15 million in non-unit growth capital expenditures and exclude approximately $10 million in capital expenditures related to the purchase and expansion of previously-leased operations facilities during the fourth quarter of 2023.

Conference Call
Kodiak will conduct a conference call on Thursday, November 9, 2023 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss financial and operating results for the quarter ended September 30, 2023. To listen to the call by phone, dial 201-389-0872 and ask for the Kodiak Gas Services call at least 10 minutes prior to the start time. To listen to the call via webcast, please visit the Investors tab of Kodiak’s website at www.kodiakgas.com.

About Kodiak Gas Services, Inc.
Kodiak Gas Services, Inc. is one of the largest contract compression services providers in the continental United States with a revenue-generating fleet of over 3.2 million horsepower. The company focuses on providing contract compression services to oil and gas producers and midstream customers in high‐volume gas gathering systems, processing facilities, multi‐well gas lift applications and natural gas transmission systems. More information is available at www.kodiakgas.com.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income (loss) before interest expense, net: income tax expense (benefit); and depreciation and amortization; plus (i) loss on extinguishment of debt; (ii) loss (gain) on derivatives; (iii) equity compensation expense; (iv) transaction expenses; (v) loss (gain) on sale of assets; and (vi) impairment of compression equipment. Adjusted EBITDA Percentage is defined as Adjusted EBITDA divided by total revenues. Adjusted EBITDA and Adjusted EBITDA Percentage are used as supplemental financial measures by our management and external users of our financial statements, such as investors, commercial banks and other financial institutions, to assess: (i) the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the ability of our assets to generate cash sufficient to make debt payments and pay dividends; and (iv) our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure. We believe Adjusted EBITDA and Adjusted EBITDA Percentage provide useful information to investors because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business. Reconciliations of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and net cash provided by operating activities are presented below.
Adjusted Gross Margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Adjusted Gross Margin Percentage is defined as Adjusted Gross Margin divided by revenues. We believe Adjusted Gross Margin and Adjusted Gross Margin Percentage are useful as supplemental measures to investors of our operating profitability. Reconciliations of Adjusted Gross Margin to gross margin are presented below.
Discretionary Cash Flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures;(ii) gain on sale of capital assets; (iii) certain changes in operating assets and liabilities; and (iv) certain other expenses; plus (x) cash loss on extinguishment of debt; and (y) transaction expenses. We believe Discretionary Cash Flow is a useful liquidity and performance measure and supplemental financial measure for us and our investors in assessing our ability to pay cash dividends to our stockholders, make growth capital expenditures and assess our operating performance. Reconciliations of Discretionary Cash Flow to net income and net cash provided by operating activities are presented below.
Free Cash Flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures;(ii) gain on sale of capital assets; (iii) certain changes in operating assets and liabilities; (iv) certain other expenses; and (v) net growth capital expenditures; plus (x) cash loss on extinguishment of debt; (y) transaction expenses; and (z) proceeds from sale of capital assets. We believe Free Cash Flow is a liquidity measure and useful supplemental financial measure for us and investors in assessing our ability to pursue business opportunities and investments to grow our business and to service our debt. Reconciliations of Free Cash Flow to net income and net cash provided by operating activities are presented below.
Cautionary Note Regarding Forward-Looking Statements
This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected operating results, such as revenue growth and earnings; (ii) anticipated levels of capital expenditures and uses of capital; (iii) current or future volatility in the credit markets and future market conditions; (iv) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (v) production and capacity forecasts for the natural gas and oil industry; (vi) strategy for customer retention, growth, fleet maintenance, market position, financial results; (vii) the amount and timing of future dividend payments; (viii) our interest rate hedges; and (ix) strategy for risk management.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) the structure of our Compression Operations contracts and the failure of our customers to continue to contract for services after expiration of the primary term; (vi) our ability to make acquisitions on economically acceptable terms; (vii) our ability to fund purchases of additional compression equipment; (viii) a deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine, inflation, and slow economic growth in the United States; (ix) tax legislation and administrative initiatives or challenges to our tax positions; (x) the loss of key management, operational personnel or qualified technical personnel; (xi) our dependence on a limited number of suppliers; (xii) the cost of compliance with existing governmental regulations and proposed governmental regulations, including climate change legislation and regulatory initiatives and stakeholder pressures, including ESG scrutiny; (xiii) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xiv) our reliance on third-party components for use in our IT systems; (xv) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xvi) threats of cyber-attacks or terrorism; (xvii) our credit agreement contains features that may limit our ability to operate our business and fund future growth and also increases our exposure to risk during adverse economic conditions; (xviii) volatility in interest rates; (xix) our ability to access the capital and credit markets or borrow on affordable terms to obtain additional capital that we may require; (xx) the effectiveness of our disclosure controls and procedures; and (xxi) such other factors as discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our final prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2023 pursuant to Rule 424(b)(4) and throughout Part I, Item 2. "Management’s Discussion and Analysis of

Financial Condition and Results of Operations" and Part II, Item 1A. "Risk Factors" sections of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023.
Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Revenues:
Compression operations	$186,673	$181,619	$163,662
Other services	44,310	21,687	18,983
Total revenues	230,983	203,306	182,645
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below)
Compression operations	65,470	65,017	55,872
Other services	38,820	18,099	14,037
Depreciation and amortization	46,087	45,430	44,111
Selling, general and administrative expenses	19,648	13,438	11,190
Gain on sale of capital assets	—	(738)	(818)
Total operating expenses	170,025	141,246	124,392
Income from operations	60,958	62,060	58,253
Other income (expenses):
Interest expense, net	(39,710)	(60,964)	(49,859)
Loss on extinguishment of debt	(6,757)	—	—
Gain on derivatives	15,141	22,240	51,862
Other income (expense)	38	32	(19)
Total other income (expenses)	(31,288)	(38,692)	1,984
Income before income taxes	29,670	23,368	60,237
Income tax expense	7,904	5,851	14,337
Net income	$21,766	$17,517	$45,900
Basic and diluted earnings per share
Basic net earnings per share	$0.28	$0.30	$0.78
Diluted net earnings per share	$0.28	$0.30	$0.78
Basic weighted average shares of common stock outstanding	76,731,868	59,000,000	59,000,000
Diluted weighted average shares of common stock outstanding	76,899,483	59,000,000	59,000,000

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share data)

	As of September 30, 2023	As of December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$6,128	$20,431
Accounts receivable, net	116,875	97,551
Inventories, net	70,606	72,155
Fair value of derivative instruments	—	823
Contract assets	9,608	3,555
Prepaid expenses and other current assets	13,253	9,520
Total current assets	216,470	204,035
Property, plant and equipment, net	2,511,110	2,488,682
Operating lease right-of-use assets, net	33,453	9,827
Goodwill	305,553	305,553
Identifiable intangible assets, net	125,257	132,362
Fair value of derivative instruments	51,790	64,517
Other assets	607	564
Total assets	$3,244,240	$3,205,540
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$48,835	$37,992
Accrued liabilities	102,448	93,873
Contract liabilities	71,917	57,109
Total current liabilities	223,200	188,974
Long-term debt, net of unamortized debt issuance cost	1,747,912	2,720,019
Operating lease liabilities	34,026	6,754
Deferred tax liabilities	65,258	57,155
Other liabilities	2,052	3,545
Total liabilities	$2,072,448	$2,976,447
Commitments and contingencies (Note 13)
Stockholders’ Equity:
Common stock, par value $0.01 per share; 750,000,000 shares of common stock authorized, 77,400,000 and 59,000,000 shares of common stock issued and outstanding as of September 30, 2023 and December 31, 2022 respectively	774	590
Additional paid-in capital	956,465	33,189
Retained earnings	214,553	195,314
Total stockholders’ equity	1,171,792	229,093
Total liabilities and stockholders’ equity	$3,244,240	$3,205,540

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$26,940	$104,356
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	136,414	129,913
Stock-based compensation expense	3,452	619
Amortization of debt issuance costs	11,260	9,453
Non-cash lease expense	3,132	2,066
Provision for credit losses	2,047	85
Inventory reserve	375	375
Gain on sale of capital assets	(721)	(825)
Change in fair value of derivatives	13,551	(86,676)
Deferred tax provision	6,312	26,807
Loss on extinguishment of debt	4,359	—
Changes in operating assets and liabilities:
Accounts receivable	(21,371)	5,048
Inventories	1,174	(9,904)
Contract assets	(6,053)	(8,111)
Prepaid expenses and other current assets	(3,733)	598
Accounts payable	3,257	403
Accrued and other liabilities	8,497	8,673
Contract liabilities	14,807	3,974
Net cash provided by operating activities	203,699	186,854
Cash flows from investing activities:
Purchase of capital assets	(145,573)	(199,707)
Proceeds from sale of capital assets	1,055	8,023
Other	(45)	(86)
Net cash used in investing activities	(144,563)	(191,770)
Cash flows from financing activities:
Borrowings on debt instruments	756,418	1,409,006
Payments on debt instruments	(1,021,556)	(545,730)
Payment of debt issuance cost	(32,759)	(27,819)
Proceeds from initial public offering, net of underwriter discounts	277,840	—
Offering costs	(9,247)	—
Loss on extinguishment of debt	(1,835)	—
Distribution to parent	(42,300)	(838,000)
Net cash used in financing activities	(73,439)	(2,543)
Net decrease in cash and cash equivalents	(14,303)	(7,459)
Cash and cash equivalents - beginning of period	20,431	28,795
Cash and cash equivalents - end of period	$6,128	$21,336
Supplemental cash disclosures:
Cash paid for interest	$173,006	$88,569
Cash paid for taxes	$5,946	$1,836
Supplemental disclosure of non-cash investing activities:
Change in accrued capital expenditures	$(6,498)	$8,773
Supplemental disclosure of non-cash financing activities:
Non-cash debt novation	$(689,829)	$—
Non-cash loss on extinguishment of debt	$(563)	$—
Non-cash offering costs	$(792)	$—

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net income	$21,766	$17,517	$45,900
Interest expense, net	39,710	60,964	49,859
Income tax expense	7,904	5,851	14,337
Depreciation and amortization	46,087	45,430	44,111
Loss on extinguishment of debt	6,757	—	—
Gain on derivatives	(15,141)	(22,240)	(51,862)
Equity compensation expense (1)	2,544	29	—
Transaction expenses (2)	440	1,072	—
Gain on sale of capital assets	—	(738)	(818)
Adjusted EBITDA	$110,067	$107,885	$101,527
Adjusted EBITDA Percentage	47.7%	53.1%	55.6%

(1)For the three months ended September 30, 2023 and June 30, 2023 there were $2.5 million and $29.0 thousand, respectively, of non-cash adjustments for equity compensation expense. There were no such adjustments for the three months ended September 30, 2022.
(2)Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA
(in thousands; unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net cash provided by operating Activities	$85,731	$94,678	$59,207
Interest expense, net	39,710	60,964	49,859
Income tax expense	7,904	5,851	14,337
Deferred tax provision	(5,551)	(3,282)	(11,833)
Cash (received) paid on derivatives	(7,163)	(25,835)	1,992
Loss on extinguishment of debt	2,398	—	—
Transaction expenses (1)	440	1,072	—
Other (2)	(3,705)	(6,763)	(5,066)
Change in operating assets and liabilities	(9,697)	(18,800)	(6,969)
Adjusted EBITDA	$110,067	$107,885	$101,527

(1)Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.
(2)Includes amortization of debt issuance costs, non-cash lease expense, provision for credit losses and inventory reserve.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR COMPRESSION OPERATIONS
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Total revenues	$186,673	$181,619	$163,662
Cost of sales (excluding depreciation and amortization)	(65,470)	(65,017)	(55,872)
Depreciation and amortization	(46,087)	(45,430)	(44,111)
Gross margin	$75,116	$71,172	$63,679
Gross margin percentage	40.2%	39.2%	38.9%
Depreciation and amortization	46,087	45,430	44,111
Adjusted Gross Margin	$121,203	$116,602	$107,790
Adjusted Gross Margin Percentage (1)	64.9%	64.2%	65.9%

(1)Calculated using Adjusted Gross Margin for Compression Operations as a percentage of total Compression Operations revenues.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR OTHER SERVICES
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Total revenues	$44,310	$21,687	$18,983
Cost of sales (excluding depreciation and amortization)	(38,820)	(18,099)	(14,037)
Depreciation and amortization	—	—	—
Gross margin	$5,490	$3,588	$4,946
Gross margin percentage	12.4%	16.5%	26.1%
Depreciation and amortization	—	—	—
Adjusted Gross Margin	$5,490	$3,588	$4,946
Adjusted Gross Margin Percentage (1)	12.4%	16.5%	26.1%

(1)Calculated using Adjusted Gross Margin for Other Services as a percentage of total Other Services revenues.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net income	$21,766	$17,517	$45,900
Depreciation and amortization	46,087	45,430	44,111
Change in fair value of derivatives	(7,978)	3,595	(53,854)
Loss on extinguishment of debt	6,757	—
Deferred tax provision	5,551	3,282	11,833
Amortization of debt issuance costs	189	5,626	4,241
Equity compensation expense (1)	2,544	29	—
Transaction expenses (2)	440	1,072	—
Gain on sale of capital assets	—	(738)	(818)
Maintenance capital expenditures	(12,312)	(10,940)	(10,340)
Discretionary Cash Flow	$63,044	$64,873	$41,073
Growth capital expenditures (3)(4)	(55,671)	(32,529)	(36,572)
Proceeds from sale of capital assets	—	1,023	8,010
Free Cash Flow	$7,373	$33,367	$12,511

(1)For the three months ended September 30, 2023 and June 30, 2023 there were $2.5 million and $29.0 thousand, respectively, of non-cash adjustments for equity compensation expense. There were no such adjustments for the three months ended September 30, 2022.
(2)Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.
(3)For the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, growth capital expenditures include a $16.4 million increase, a $2.0 million decrease and a $6.8 million decrease in accrued capital expenditures, respectively.
(4)For the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, there were $3.5 million, $4.8 million and $1.7 million of non-unit growth capital expenditures, respectively.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net cash provided by operating activities	$85,731	$94,678	$59,207
Maintenance capital expenditures	(12,312)	(10,940)	(10,340)
Loss on extinguishment of debt	2,398	—	—
Transaction expenses (1)	440	1,072	—
Gain on sale of capital assets	—	(738)	(818)
Change in operating assets and liabilities	(9,697)	(18,800)	(6,969)
Other (2)	(3,516)	(399)	(7)
Discretionary Cash Flow	$63,044	$64,873	$41,073
Growth capital expenditures (3)(4)	(55,671)	(32,529)	(36,572)
Proceeds from sale of capital assets	—	1,023	8,010
Free Cash Flow	$7,373	$33,367	$12,511

(1)Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.
(2)Includes non-cash lease expense, provision for credit losses and inventory reserve.
(3)For the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, growth capital expenditures include a $16.4 million increase, a $2.0 million decrease and a $6.8 million decrease in accrued capital expenditures, respectively.
(4)For the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, there were $3.5 million, $4.8 million and $1.7 million of non-unit growth capital expenditures, respectively.